                                                                    Exhibit 12.1

Triad Hospitals, Inc
Computation of Ratios of Earnings to Fixed Charges

                                                             For the      For the
                                                            Six Months   Six Months
                                                              Ended        Ended
                                                             June 30,     June 30,             For the Years Ended December 31,
                                                              1999         1998       1998       1997      1996      1995      1994
Earnings:
Income from continuing operations before
 minority interests and income taxes                      $  (58.2)    $  (14.3)   $ (113.9)  $ (14.7)   $ 127.3   $ 143.3   $  90.1
Fixed charges, exclusive of capitalized interest              38.0         40.2        82.4      73.6       64.5      47.6      38.7
                                                          --------------------------------------------------------------------------
Income as adjusted                                        $  (20.2)    $   25.9    $  (31.5)  $  58.9    $ 191.8   $ 190.9   $ 128.8
                                                          ==========================================================================

Fixed Charges:
Interest charged to expense                               $   32.1     $   33.4    $   68.9   $  60.5    $  52.0   $  36.6   $  30.7
Portion of rents representative of interest                    5.9          6.8        13.5      13.1       12.5      11.0       8.0
                                                          --------------------------------------------------------------------------
                                                              38.0         40.2        82.4      73.6       64.5      47.6      38.7
Interest expense included in cost of plant construction        1.9          0.9         1.7       0.4        0.6       0.6       0.3

                                                          --------------------------------------------------------------------------
                                                          $   39.9     $   41.1    $   84.1   $  74.0    $  65.1   $  48.2   $  39.0
                                                          ==========================================================================

Ratios of Earnings to Fixed Charges                            (A)          (A)         (A)       (A)        3.0       4.0       3.3
                                                          ==========================================================================

(A) Triad's earnings were insufficient to cover fixed charges by $60.1 million and $15.2 million for the six months ended June 30, 1999 and 1998, respectively, and $115.6 million and $15.1 million for the years ended December 31, 1998 and 1997, respectively